UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012 (March 9, 2012)

MOCON, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-09273	41-0903312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7500 Mendelssohn Avenue North Minneapolis, MN	55428
(Address of Principal Executive Offices)	(Zip Code)

(763) 493-6370

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 9, 2012, MOCON, Inc., a Minnesota corporation (“MOCON”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with PBI Holding A/S, a Danish company (“PBI Holding”) that provides for the acquisition by MOCON of the outstanding shares of PBI-Dansensor A/S (“PBI-Dansensor”), a Danish company and a subsidiary of PBI Holding.

Pursuant to the Share Purchase Agreement, and upon the terms and subject to the conditions thereof, MOCON will purchase the issued and outstanding shares of PBI-Dansensor for an aggregate of DKK 112,000,000 (approximately $20,000,000), two-thirds of which will be paid at closing and the remainder of which will be paid over four years pursuant to a secured note issued to the seller.  MOCON anticipates that the closing of the Share Purchase Agreement will occur on or about April 2, 2012.

In connection with entering into the Share Purchase Agreement, MOCON entered into a Commitment Letter with Wells Fargo Bank, N.A. on March 8, 2012 (the “Commitment Letter”).  The Commitment Letter contemplates that MOCON will obtain from Wells Fargo Bank, at the closing of the transactions contemplated by the Share Purchase Agreement, debt financing in a combination of a $5.0 million secured revolving credit line that has a four-year maturity date and a $3.5 million term loan that amortizes over four years.  The proceeds from this debt financing will fund a portion of the cash consideration required pursuant to the Share Purchase Agreement.  The Commitment Letter is subject to various conditions, including the absence of a material adverse effect on MOCON having occurred, the execution of satisfactory documentation and other customary closing conditions.  The Commitment Letter expires on April 15, 2012.

The description of the Share Purchase Agreement in this Form 8-K is qualified in its entirety by reference to the complete text of the Share Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The assertions embodied in the representations and warranties made by PBI Holding in the Share Purchase Agreement are qualified by information contained in confidential disclosure schedules that PBI Holding has delivered to MOCON in connection with the signing of the Share Purchase Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Share Purchase Agreement and the representations and warranties of PBI Holding are modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Share Purchase Agreement.

Item 7.01               Regulation FD Disclosure.

On March 12, 2012, MOCON announced the transaction described in Item 1.01 above.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

2.1

Share Purchase Agreement, dated as of March 9, 2012, by and among MOCON, Inc. and PBI Holding A/S. (Except for the vendor loan agreement which is attached to the Share Purchase Agreement filed herewith, exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Press Release Issued by MOCON, Inc. dated March 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOCON, INC.

Dated: March 12, 2012	By:	/s/	Darrell B. Lee
Darrell B. Lee
Vice President, Chief Financial Officer,
Treasurer and Secretary

MOCON, INC.

CURRENT REPORT ON FORM 8-K

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

2.1

Share Purchase Agreement, dated as of March 9, 2012, by and among MOCON, Inc. and PBI Holding A/S. (Except for the vendor loan agreement which is attached to the Share Purchase Agreement filed herewith, exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and copies thereof will be furnished to the Securities and Exchange Commission upon request).

Filed herewith
99.1	Press Release issued by MOCON, Inc. dated March 12, 2012.	Furnished herewith